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EXHIBIT 99.1

Contact: Susan M. Johnson Manager, Investor Relations Telephone 913-621-9500 Web Site: http://www.epiqsystems.com

EPIQ SYSTEMS, INC. RAISES $30 MILLION IN PRIVATE PLACEMENT

        KANSAS CITY, KS, November 8, 2002—EPIQ Systems, Inc. (NASDAQ—EPIQ) today announced it has completed a private placement of two million common shares with institutional investors for $30 million in gross proceeds. The company intends to use the proceeds of this placement to provide flexibility for potential acquisitions, accelerate new product development, further expand sales and marketing and for general corporate purposes.

        A.G.Edwards & Sons, Inc. served as financial advisor and placement agent for the company in connection with this transaction. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

        EPIQ Systems, Inc. develops, markets and licenses software solutions for workflow management and data communications infrastructure that serve the bankruptcy trustee market and financial services market. For more information, visit our web site at www.epiqsystems.com.

        NOTE ON FORWARD-LOOKING STATEMENTS:    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, included those relating to the possible or assumed future results of operations and financial condition of the Company. Because those statements are subject to a number of risks, actual results may differ materially from those expressed or implied in this presentation. These risks include (1) any material changes in our total number of Chapter 7 or 13 trustees, (2) any material changes in our Chapter 7 deposits or in the number of cases processed by these Chapter 13 trustees, (3) changes in the number of bankruptcy filings each year, (4) our reliance on our marketing arrangement with Bank of America for Chapter 7 revenue, (5) changes in bankruptcy legislation, (6) risks associated with the integration of acquisitions into our existing business operations, and (7) other risks detailed from time to time in our SEC Form 10-K for 2001. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

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  EXHIBIT 99.1
EPIQ SYSTEMS, INC. RAISES $30 MILLION IN PRIVATE PLACEMENT